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                                                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01,
333-71004-02, 333-84418, 333-84418-01, 333-84418-02, 333-110125 and Amendment
No. 1 thereto, 333-103922, and 333-115159 on Form S-3 and Registration Statements Nos. 333-32833, 333-32837, 333-45657, 333-46671, 333-79627 as amended by Post Effective Amendment No. 1 thereto, 333-62014, 333-86640, 333-92260 and 333-105133 on Form S-8 of TXU Corp. of our report dated March 11, 2004, except for Note 21 as to which the date is November 21, 2004 (which report expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in
Note 6 of the Notes to the Financial Statements and the rescission of Emerging Issues Task Force Issue No. 98-10 as described in Note 1 of the Notes to the Financial Statements), appearing in the Current Report on Form 8-K of TXU Corp. dated November 22, 2004.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 21, 2004